EXIBIT  32.1:   CERTIFICATION  OF  PRINCIPAL  EXECUTIVE  OFFICER  AND  PRINCIPAL
FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbannes-Oxley Act of 2002.*

      In connection with the accompanying Quarterly Report on Form 10-QSB of Life Medical Sciences, Inc. for the quarter ended June 30, 2004, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbane-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of Life Medical Sciences, Inc.



         July 22, 2004                      /s/ Robert P. Hickey
                                            --------------------
         Name: Robert P. Hickey             Title: Chief Executive Officer and
                                                   Chief Financial Officer

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Life Medical Sciences, Inc. and will be retained by Life Medical Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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